EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”), dated as of January 31, 2020 (the “Effective Date”), is entered into by and between CleanSpark, Inc., a Nevada corporation (the “Company”), and Amer Tadayon (the “Employee”).

RECITALS

WHEREAS, immediately prior to the effectiveness of this Agreement, Employee was an employee of P2K Labs, Inc., a Nevada corporation (“P2K”);

WHEREAS, pursuant to, and in accordance with, that certain Stock Purchase Agreement, dated as of January 31, 2020 (the “Purchase Agreement”), by and among the Company, P2K, and its sole stockholder, the Company shall on the Closing Date (as defined in the Purchase Agreement), purchase all of the issued and outstanding shares of P2K’s common stock, and as a result of such transaction, P2K will be a wholly-owned subsidiary of the Company;

WHEREAS, the execution and delivery of this Agreement is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement (collectively, the “Acquisition”), and the Employee desires to enter into this Agreement, to be effective as of the Effective Date, which sets forth the terms and conditions of the Employee’s employment with the Company from and after the Effective Date;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.       Definitions. In addition to the capitalized terms defined elsewhere herein, the following definitions shall be in effect under this Agreement:

(a)              “Affiliate” means, with respect to any entity, any person or entity, directly or indirectly controlling or controlled by or under direct or indirect common control with such entity.

(b)              “Board” means the Board of Directors of the Company.

(c)              “Business” means any business dealings of CleanSpark Inc. or its subsidiaries which includes, energy software and consulting and offering a platform that helps companies go from idea to market by offering services such as software engineering, design ux/ui, digital content, salesforce, and business development.

(d)              “Cause” means: (i) the Employee’s material breach of this Agreement and such breach is not cured by the Employee within thirty (30) days after written notice from the Company; (ii) the Employee’s failure to perform Employee’s material duties and obligations under this Agreement (other than during any period of Disability) and such failure is not cured by the Employee within thirty (30) days after written notice from the Company; (iii) the Employee’s material malfeasance or material misconduct in connection with the performance of Employee’s duties hereunder and such conduct is not cured by the Employee within thirty (30) days after written notice from the Company; or (iv) the Employee’s conviction of, or pleading guilty or nolo contendere to, a felony or the equivalent thereof, any other crime having as its predicate element fraud, dishonesty, misappropriation, moral turpitude, or theft.

(e)              “Disability” means and shall be deemed to have occurred if, in the Board’s reasonable discretion, after consultation with a physician selected by the Board, the Employee shall have been unable to perform the essential functions of the Employee’s duties, even with reasonable accommodation if required by law, for a period of not less than one hundred twenty (120) consecutive days, or one hundred eighty (180) total days, during any twelve (12) month period. The Employee shall cooperate in submitting to medical examinations and providing medical records to the physician selected by the Board as reasonably requested by the Board in making a determination of Disability hereunder.

(f)               “Sale” means the sale by the Company of substantially all of the capital stock or assets of the Company.

2.                   Employment. The Company agrees to employ the Employee, and the Employee agrees to be employed by the Company, for the period set forth in Paragraph 3, in the position and with the duties and responsibilities set forth in Paragraph 4, and upon the other terms and conditions set out in this Agreement.

3.                   Term. The term of the Agreement shall commence on the Effective Date and, shall terminate at 12:00 a.m. midnight on the day immediately preceding the thirty-six (36) month anniversary thereof, unless earlier terminated as provided herein (the “Initial Term”). The Initial Term shall be automatically extended for successive six (6) month terms after the expiration of the Initial Term, unless either the Company or the Employee provides the other party written notice no more than ninety (90) days and no less than ten (10) days prior to the expiration of the Initial Term or any renewal term of such party’s desire not to renew this Agreement (the Initial Term, as so extended, the “Employment Term”).

4.                   Position and Duties.

(a)       During the Employment Term, the Employee shall serve as the Chief Revenue Officer of the Company. The Employee shall serve and perform such other duties, functions, responsibilities, and authority as are from time to time delegated to the Employee by the Board or the Chief Executive Officer of the Company; provided, however, that such duties, functions, responsibilities, and authority are reasonable and customary for a person serving in the same or similar capacity of an enterprise comparable to the Company.

(b)                During the Employment Term, the Employee shall devote sufficient business time, skill, attention and effort to all facets of the business and affairs of the Company and will use Employee’s efforts to discharge fully, faithfully, and efficiently the duties and responsibilities delegated and assigned to the Employee in or pursuant to this Agreement; provided, however, nothing herein shall be construed as providing that Employee may not engage in outside business activities.

2

(c)                The Company considers the protection of its confidential information, proprietary materials and goodwill to be extremely important. Accordingly, the Employee will be required to sign the Company’s confidentiality, non-solicitation, non-compete and assignment of inventions agreement attached as Exhibit 1 hereto (the “Confidentiality, Non-Solicitation Non-Compete and Assignment of Inventions Agreement”), as a condition of Employee’s employment.

5.       Compensation and Related Matters.

(a)                Base Salary. The Company shall pay the Employee a base salary at the annual rate of not less than Two Hundred Fifty Thousand Dollars (USD $250,000), provided, however, such base salary shall be earned monthly and payable “on a salary basis” under applicable federal law (“Base Salary”). During the Employment Term, the Base Salary will be reviewed annually and is subject to adjustment at the discretion of the Board, but in no event may the Company pay the Employee a Base Salary less than that set forth above during the Employment Term. Payment of all compensation to the Employee hereunder shall be made in accordance with the terms of this Agreement and applicable Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable withholdings and taxes.

(b)                Non-recoverable draw. The Company shall pay the Employee a non-recoverable draw at the annual rate of not less than Fifty Thousand Dollars (USD $50,000). Commission payments will not be made to the employee until such Commissions exceed the non-recoverable draw amount which shall be measured annually.

(c)                Bonus and commissions. The Employee shall be entitled to receive commissions and a bonus based on the annual gross margin of the Company (the “Bonus”). Payment of the Bonus is conditioned on compliance with applicable law, and shall be payable to the Employee (i) only if the Employee has not breached the terms of this Agreement, and (ii) only if the Employee continues to be employed by the Company on the date of determination of the Bonus as well as on the date of payment thereof. Any Bonus shall be paid at such time as the Company customarily pays bonuses. The bonus percentage(s) shall be mutually agreed upon within 10 days of the execution of this agreement and may be subject to adjustment with at least 30 days’ notice no more than annually.

(d)               Options. As of the Effective Date, the Company will grant Employee an option to purchase 30,000 shares of common stock of the Company (the “Options”) as well as an additional 30,000 Options on the first and second anniversaries hereof. The Options shall vest ratably over a 12 month period commencing on the date of grant of each Options (the “Vesting Start Date”) as follows: 1/12 upon each of month anniversary of the Vesting Start Date, (such that 100% of the Options shall be vested as of the anniversary of the Vesting Start Date), provided that Employee is employed by the Company on each such vesting date. Subject to Paragraph 7 herein, in the event Employee’s employment with the Company is terminated for any reason, all unvested Options (the “Unvested Options”) as of the date of such termination shall immediately be forfeited, and Employee’s rights in any Unvested Options shall thereupon lapse and expire. If elected by Employee, the Company shall withhold shares sufficient to cover the minimum statutory withholding taxes due in connection with the grant or vesting of the Options.

3

Notwithstanding the foregoing, the Options, upon exercise, shall be subject to that certain lock-up and leak-out and release agreement, a copy of which is attached hereto as Exhibit 2 and incorporated by reference herein (the “Leak-Out Agreement”).

(e)                Employee Benefits and Perquisites. During the Employment Term, the Employee will be entitled to: (i) participate in the Company’s long-term disability, and health plans (“Employee Benefits”); (ii) the perquisites and other fringe benefits that are from time to time made available by the Company generally to its employees; and (iii) such perquisites and fringe benefits that are from time to time made available by the Company to the Employee in particular, subject to any applicable terms and conditions of any specific perquisite or other fringe benefit; provided, however, that nothing contained herein shall be deemed to require the Company to adopt, maintain or provide any particular plan, program, arrangement, policy, perquisite or fringe benefit. The Employee shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and be entitled to benefits only in accordance with the terms and conditions of such plans as they may be amended from time to time. The Employee agrees to cooperate and participate in any medical or physical examinations as may be required in connection with the applications for such life and/or disability insurance policies.

(f)                 Expenses. The Employee shall be entitled to receive reimbursement for all reasonable and necessary business expenses incurred by the Employee in performing Employee’s duties and responsibilities under this Agreement, consistent with the Company’s policies or practices as may from time to time be in effect for reimbursement of expenses incurred by other Company employees. All expenses shall be reimbursed within fifteen (15) days after Employee submits an expense report and any required documentation.

(g)                Vacations. The Employee shall be eligible for vacation, sick pay, and other paid and unpaid time off in accordance with the policies and practices of the Company as may from time to time be in effect for its employees which will include, at a minimum, three (3) weeks of paid vacation per year.

(h)                Indemnification. The Company shall indemnify the Employee, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by Employee in connection with any action, suit or proceeding to which Employee may be made a party by reason of being an officer, director, employee, contractor or agent of the Company or of any subsidiary or affiliate of the Company or any other corporation for which Employee serves as an officer, director, or employee at the Company’s request.

6.       Termination of Employment.

(a)                Death. This Agreement shall terminate automatically upon the Employee’s death.

4

(b)                Disability. The Company may terminate this Agreement at any time upon the Board’s determination of the Employee’s Disability; provided, however, that such termination must occur while the Disability is in existence and before the Employee returns to work at the Company on a full time basis.

(c)                Termination by the Company for Cause. The Company may immediately terminate this Agreement for Cause after the Board’s determination that Cause exists.

(d)       Termination by the Employee (Resignation). The Employee may terminate this Agreement for any reason, upon at least ten (10) days advance prior written notice to the Company.

(e)       Termination by the Company Without Cause. The Company may terminate this Agreement without Cause upon ten (10) days’ advance prior written notice to Employee; provided, however, notwithstanding the foregoing, the Company may elect to terminate this Agreement immediately and provide the Employee an immediate payment equal to six (6) month of the Employee’s Base Salary and other employment benefits .

(f) Termination or Assignment upon a Sale. This Agreement shall terminate automatically upon a Sale provided that the Employee enters into a new employment agreement with the acquiring entity as a part of the Sale. If no new employment agreement is entered into with such acquiring entity, then the Company’s obligations under this Agreement shall be assigned to and assumed by such acquiring entity as provided in Paragraph 12 herein.

(g)       Notice of Termination. Any termination of the Employee’s employment by the Company or the Employee (other than a termination pursuant to Paragraph 6(a)) shall be communicated by a Notice of Termination. A “Notice of Termination” is a written notice delivered in the manner set forth in Paragraph 10 hereof that must (i) indicate the specific termination provision in this Agreement relied upon, and (ii) specify the Employment Termination Date.

(h)       Employment Termination Date. The Employment Termination Date shall be as follows: (i) if the Employee’s employment is terminated by Employee’s death, the date of Employee’s death; (ii) if the Employee’s employment is terminated pursuant to any other provision of this Agreement, the date specified in the Notice of Termination (the “Employment Termination Date”).

(i)       Transition Period. Upon termination of this Agreement, and for a period of thirty (30) days thereafter (the “Transition Period”), the Employee agrees to make Employee available to assist the Company with transition projects assigned to Employee by the Board. The Employee will be paid at an agreed upon hourly rate commensurate with the industry standard rate of pay for any work performed by the Employee for the Company during the Transition Period.

5

7.       Compensation Upon Termination of Employment.

(a)       Death. Upon termination of this Agreement because of the Employee’s death: (i) the Company shall pay the Employee’s estate the accrued and unpaid portion of the Employee’s Base Salary and any Bonuses earned for services provided through the Employment Termination Date (the “Compensation Payment”); (ii) the Company shall pay the Employee’s estate any reimbursement for business travel and other expenses to which the Employee is entitled hereunder (the “Reimbursement”); and (iii) any unvested portion of any options, stock or other securities of Company or any of its Affiliates granted to Employee which are subject to vesting (“Unvested Securities”), shall immediately be issued (in the case of the stock grants) and become exercisable (in the case of the stock options, warrants or other convertible securities), regardless of the vesting or termination provisions of such Unvested Securities. For purposes of clarity, to the extent the vesting or other provisions of any Unvested Securities conflict with the terms of this Paragraph 7(a), the terms of this Paragraph 7(a) shall govern.

(b)       Disability. Upon termination of this Agreement by the Company due to Disability pursuant to Paragraph 6(b): (i) the Company shall pay the Employee the Compensation Payment; (ii) the Company shall pay the Employee the Reimbursement; and (iii) any Unvested Securities shall immediately be issued (in the case of the stock grants) and become exercisable (in the case of the stock options, warrants or other convertible securities). For purposes of clarity, to the extent the vesting or other provisions of any Unvested Securities conflict with the terms of this Paragraph 7(b), the terms of this Paragraph 7(b) shall govern.

(c)        Termination for Cause. Upon termination of this Agreement by the Company for Cause pursuant to Paragraph 6(c), the Company shall pay the Employee: (i) the Compensation Payment; and (ii) the Reimbursement.

(d)               Termination by the Employee (Resignation). Upon Termination of this Agreement by the Employee pursuant to Paragraph 6(d), the Company shall pay the Employee: (i) the Compensation Payment; and (ii) the Reimbursement.

(e)       Termination by the Company Without Cause. Upon termination of this Agreement by the Company without Cause pursuant to Paragraph 6(e), except in connection with a termination in connection with a Sale: (i) the Company shall pay the Employee the Compensation Payment; (ii) the Company shall pay the Employee the Reimbursement; (iii) any Unvested Securities shall immediately be issued (in the case of the stock grants) and become exercisable or convertible (in the case of the stock options, warrants or other convertible securities); (iv) the Company shall pay the Employee, as severance, a sum equal to six (6) months Base Salary, as adjusted pursuant to Paragraph 5(a) (the “Severance”); (v) the Company shall continue to provide Employee with Employee Benefits for six (6) months, or reimburse Employee for the expense of obtaining equivalent benefits; and (vi) the Company shall pay Employee an amount equal to 100% of the Bonus paid to the Employee during the prior six (6) months. The Severance shall be payable in equal payments over 12 months following the effective date of the termination, and shall be subject to all applicable withholdings and taxes. For purposes of clarity, to the extent the vesting or other provisions of any Unvested Securities conflict with the terms of this Paragraph 7(e), the terms of this Paragraph 7(e) shall govern.

6

(f)                  Termination upon a Sale. Upon termination or assignment of this Agreement pursuant to Paragraph 6(f): (i) the Company shall pay the Employee the Compensation Payment; (ii) the Company shall pay the Employee the Reimbursement; and (iii) any Unvested Securities shall immediately be issued (in the case of the stock grants) and become exercisable or convertible (in the case of the stock options, warrants or other convertible securities). For purposes of clarity, to the extent the vesting or other provisions of any Unvested Securities conflict with the terms of this Paragraph 7(f), the terms of this Paragraph 7(f) shall govern.

(g)                 No Effect on Other Benefits. The payments provided for in Paragraphs 7(a) through 7(f) do not limit the entitlement of the Employee or the Employee’s estate or beneficiaries to any amounts payable pursuant to the terms of any applicable disability insurance plan, policy, or similar arrangement that is maintained by the Company for the Employee’s benefit or to any death or other vested benefits to which the Employee may be entitled under any life insurance, stock ownership, stock options, or other benefit plan or policy that is maintained by the Company for the Employee’s benefit.

(h)                 No Mitigation. The Employee will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will the amount of any payment provided for under this Agreement be reduced by any profits, income, earnings, or other benefits received by the Employee from any source other than the Company or its successor.

8.                  Survival. The expiration or termination of this Agreement will not impair the rights or obligations of any party hereto that accrues hereunder prior to such expiration or termination, including, but not limited to, the Company’s obligations under Paragraphs 5(g) and 7.

9.                  Withholding Taxes. The Company shall withhold from any payments to be made to the Employee pursuant to this Agreement such amounts (including social security contributions and federal income taxes) as shall be required by federal, state, and local withholding tax laws.

10.              Notices. All notices, requests, demands, and other communications required or permitted to be given or made by either party shall be in writing and shall be deemed to have been duly given or made (a) when delivered personally, or (b) when deposited and sent via overnight courier, to the party for which intended at the following addresses (or at such other addresses as shall be specified by the parties by like notice, except that notices of change of address shall be effective only upon receipt):

7

If to the Company, at:

CleanSpark, Inc.

Attn: Zach Bradford

70 North Main Street, Ste. 105

Bountiful, UT 84010

E-mail: ***

If to the Employee, at: the Employee’s then-current home address on file with the Company.

Notice so given shall, in the case of overnight courier, be deemed to be given and received on the date of actual delivery and, in the case of personal delivery, on the date of delivery.

11.              Binding Effect: No Assignment by the Employee: No Third-Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and assigns. The Employee shall not have any right to pledge, hypothecate, anticipate, or in any way create a lien upon any payments or other benefits provided under this Agreement; and no benefits payable under this Agreement shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or pursuant to the laws of descent and distribution. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

12.              Assumption by Successor. Subject to Paragraph 6(f), the Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in writing in form and substance reasonably satisfactory to the Employee, expressly, absolutely, and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Paragraph, “Company” shall include any successor or assignee (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all the business and/or assets of the Company that executes and delivers the agreement provided for in this Paragraph or that otherwise becomes obligated under this Agreement by operation of law.

13.              Arbitration. The parties agree that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved exclusively by confidential, final and binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules. All disputes shall be resolved by one (1) arbitrator. The arbitrator will have the authority to award the same remedies, damages, and costs that a court could award, and will have the additional authority to award specific

8

performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without requiring the posting of a bond or other security). The arbitrator shall issue a reasoned award explaining the decision, the reasons for the decision, and any damages or other relief awarded. The arbitrator’s decision will be final and binding. The judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This provision and any decision and award hereunder can be enforced under the Federal Arbitration Act.

14.              Governing Law and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Nevada, without regard to conflict of laws rules or principles which might refer the governance or construction of this Agreement to the laws of another jurisdiction. Any action or arbitration in regard to this Agreement or arising out of its terms and conditions shall be instituted and litigated only in Las Vegas, Nevada.

15.              Entire Agreement. This Agreement, and the Exhibits, schedules, and documents attached and referred to herein, contains the entire agreement among the parties concerning the subject matter hereof and supersedes all prior agreements and understandings, written and oral, between the parties with respect to the subject matter of this Agreement, except that all confidentiality, assignment, and non-disclosure provisions and agreements between the Employee and the Company are still in force and non-superseded.

16.              Modification: Waiver. No amendment, modification or waiver of this Agreement shall be effective unless it is in writing and signed by the Employee and by a duly authorized representative of the Company (other than the Employee). Each party acknowledges and agrees that no breach of this Agreement by the other party or failure to enforce or insist on its or Employee’s rights under this Agreement shall constitute a waiver or abandonment of any such rights or defenses to enforcement of such rights.

17.              Severability. If any provision of this Agreement shall be determined by a court or arbitrator to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby, shall remain in full force and effect, and shall be enforceable to the fullest extent permitted by applicable law.

18.              Counterparts. This Agreement may be executed by the parties in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Counterparts delivered by electronic mail or facsimile shall be effective.

[Signatures on following page.]

9

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement effective as of the Effective Date.

COMPANY:

CLEANSPARK, INC.,
a Nevada corporation

Dated: 1/31/2020	By: /s/ Zachary K. Bradford
Zachary K. Bradford, CEO

EMPLOYEE:

Dated: 1/31/2020	/s/ Amer Tadayon
AMER TADAYON

ADDRESS: ____________________
____________________

10

Exhibit 1

Confidentiality, Non-Solicitation, Non-Compete and Assignment of Inventions Agreement

[attached]

11

CONFIDENTIALITY,

NON-SOLICITATION, NON-COMPETE AND

ASSIGNMENT OF INVENTIONS AGREEMENT

This Confidentiality, Non-Solicitation, Non-Compete and Assignment of Inventions Agreement (this “Agreement”) is made as of January 31, 2020, by and between CleanSpark, Inc., a Nevada corporation (the “Company”), and Amer Tadayon, an individual (“Recipient”).

RECITALS

WHEREAS, pursuant to, and in accordance with, that certain Stock Purchase Agreement, dated as of January 31, 2020 (the “Purchase Agreement”), by and among the Company, P2K Labs, Inc., a Nevada corporation (“P2K”), and its sole stockholder, the Company shall on the Closing Date (as defined in the Purchase Agreement), purchase all of the issued and outstanding shares of P2K’s common stock, and as a result of such transaction, P2K will be a wholly-owned subsidiary of the Company;

WHEREAS, the parties are executing and delivering this Agreement concurrently with the Purchase Agreement, the effectiveness of which is conditioned upon the consummation of the transactions contemplated by the Purchase Agreement (collectively, the “Transaction”);

WHEREAS, this Agreement is integral to the Transaction, and the Company would not consummate the Transaction absent the Recipient’s execution and delivery of this Agreement;

WHEREAS, for the avoidance of doubt, (i) the Recipient is not entering into this Agreement in his or her capacity as an employee of P2K, and (ii) the Recipient is entering into this Agreement in connection with, and ancillary to, the Transaction;

WHEREAS, the restrictive covenants set forth in this Agreement are to be construed in the context of a sale of the business of P2K and/or in order for Recipient to receive a raise, promotion, bonus or other benefit from the Company;

WHEREAS, the parties hereto desire to set forth in writing the terms and conditions of their agreements and understandings relating to the subject matter hereof.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

AGREEMENT

1.                  The Company’s Business Purpose. Recipient acknowledges that the Company is engaged in a continuous program of research, development, experimentation, production and provision of services respecting its business and products, present and future, and operates in a highly competitive industry, requiring a substantial investment of money and other resources, has a legitimate business interest in protecting its confidential and proprietary information and trade secrets and has also developed, at substantial expense, relationships with and knowledge about its customers, prospects, employees, suppliers, vendors, consultants, strategic partners, business partners, joint venturers and others, and has a legitimate business interest in protecting the identity of and its relationship with them. Accordingly, Recipient agrees that the obligations and restrictions in this Agreement are fair and reasonable, are reasonably required to protect the Company’s business interests, and would not unfairly or unreasonably restrict Recipient’s ability to obtain other comparable employment/business.

12

2.                  Protection of Confidential Information. Recipient agrees to hold in the strictest confidence and will not, directly or indirectly, in whole or in part, use, disclose, copy or remove any of the Company’s Confidential Information (defined below), except as such use, disclosure, copying or removal may be required in connection with Recipient’s services rendered to the Company, or unless the Company expressly authorizes such use, disclosure, copying or removal in writing. Recipient further agrees not to use, disclose, copy or remove, or facilitate the use, disclosure, copying or removal of any Confidential Information in a manner or for a purpose which is (a) in violation of the Company’s policies or procedures; (b) otherwise inconsistent with the Company’s measures to protect its interests in the Confidential Information; (c) in violation of any lawful instruction or directive, either written or oral, of an employee of the Company authorized to issue such instruction or directive; (d) in violation of any duty Recipient has existing under law; or (e) otherwise to the detriment of the Company.

The term “Confidential Information” means any and all confidential and/or proprietary knowledge, data or information owned, developed or possessed by the Company whether in tangible or intangible form and all trade secrets as defined under applicable state law. Confidential Information includes, but is not limited to: (a) information relating to the Company’s products and services, pricing, customers, customer needs, suppliers, processes, know-how, specifications, designs, drawings, concepts, test data, formulas, methods, compositions, ideas, algorithms, software, source codes, techniques, developmental or experimental work, research, improvements and discoveries; (b) information relating to plans for research and development, new products and services, marketing and selling, sales forecasts, business plans, budgets and unpublished financial statements, licenses, prices and costs, planned acquisitions and divestitures, and planned purchases; and (c) information regarding the skills and compensation of employees of the Company, personnel and policy manuals, and contracts with employees, customers, suppliers, consultants, strategic partners, business partners and others.

3.                  Protection of Third-Party Information. Recipient understands that the Company from time to time may receive from third parties confidential or proprietary information or trade secrets (“Third Party Information”) subject to a duty on the Company to maintain the confidentiality of such information and to use it only for certain limited purposes. Recipient agrees to hold any such Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company who need to know such information in connection with their work for the Company) or use, except in connection with its work for the Company, Third Party Information unless expressly authorized by the Company in writing.

4.                  Court Order. In the event that Recipient is requested or ordered by a court of competent jurisdiction to disclose Confidential Information of the Company or Third Party Information, Recipient agrees to provide the Company immediate notice of such request or order, provided that the giving of such notice will not violate the order and, at the Company’s request and expense, resist such request or order to the fullest extent permitted by law. If a final, non-appealable order is issued by a court of competent jurisdiction, the disclosure of such Confidential Information or Third-Party Information will be limited solely to comply with the final order.

5.                  No Solicitation of Employees and Consultants. Recipient shall not, directly or indirectly, solicit, recruit, hire, or induce or encourage to leave the employ of the Company any person who is at that time an employee or independent contractor of the Company, or who has been employed or hired by the Company for any period of time, nor will Recipient cooperate with others in doing or attempting to do so. The terms “solicit, recruit, hire, or induce or encourage” include, but are not limited to, directly or indirectly: (a) initiating communications with an employee or independent contractor of the Company relating to actual or possible employment or an independent contractor relationship for an entity other than the Company; (b) offering bonuses or additional compensation to encourage or cause any employee or independent contractor of the Company to terminate employment with the Company; or (c) supplying the names of, or otherwise referring or recommending, any employee or independent contractor of the Company to personnel recruiters or persons engaged in hiring for an entity other than the Company.

13

6.                  No Solicitation of Customers and Prospects. Recipient shall not, directly or indirectly, solicit, canvas, transfer, assign, sell to or accept any business from, or engage in any business relationship with, for Recipient’s own benefit or on behalf of any entity engaged in a business competitive with the business of the Company (defined below): (a) any existing customer of the Company or any entity that was a customer of the Company during the one year period before Recipient’s ceases to be employed by the Company (the date Recipient ceases to be employed by the Company is referred to herein as, the “Termination Date”) for any reason; or (b) any prospective customer of the Company if Recipient had responsibilities or duties with respect to or was involved in the development of such prospective customer, nor will Recipient cooperate with others in doing or attempting to do so.

7.                  No Interference. Recipient shall not, directly or indirectly, induce, influence, cause, advise or encourage any customer, prospect, employee, independent contractor, supplier, vendor, Recipient, strategic partner, business partner, joint venturer or representative of the Company to terminate his, her or its relationship with the Company, nor will Recipient cooperate with others in doing or attempting to do so, nor will Recipient interfere with any of the Company’s contracts or relationships.

8.                  Duration of Restrictions. Recipient’s obligations under paragraphs 2, 3, and 4 will continue during the term of Recipient’s engagement by the Company and thereafter. The restrictions in paragraphs 5, 6 and 7 apply during the term of Recipient’s engagement by the Company and for a period of twenty-four (24) months following Recipient’s Termination Date for any reason, provided that, in the event that the Recipient’s employment is terminated without Cause by the Company under the terms of that certain Employment Agreement, dated as of even date herewith, by and between Recipient and the Company (the “Employment Agreement”), the restrictions set forth in paragraphs 5,6 and 7 shall terminate.

9.                  Geographic Scope. Recipient acknowledges that the Company services customers nationwide and has and is pursing business opportunities nationwide and, accordingly, Recipient agrees that its obligations under paragraph 6 extend to an area covering North America.

10.              Disclosure of Inventions. Recipient shall promptly disclose to the Company, or any persons designated by the Company, all improvements, inventions, creations, processes, know-how, data and ideas (“Inventions”) made, conceived, reduced to practice, developed, originated or learned by Recipient, either alone or jointly with others during the period of Recipient’s engagement by the Company or during the twenty-four (24) month period after Recipient’s Termination Date for any reason, provided such Invention is directly or indirectly conceived as a result of, or is suggested by or attributable to, work done by Recipient during Recipient’s engagement with the Company.

11.              Assignment of Inventions. All Inventions are considered works-made-for-hire and thereby owned by the Company; provided, however, that in the event that, by operation of law, an Invention cannot be considered a work-made-for-hire, Recipient agrees to assign any and all right, title and interest in and to all Inventions (and all trademarks, copyrights, patents, trade secrets and other proprietary rights with respect thereto) to the Company. In connection with such assignment, Recipient further agrees to assist the Company or its nominees at any time during or after Recipient’s Termination Date and in every proper way in both securing foreign and domestic protection for the Inventions and preventing and defending infringement of the Inventions. Such assistance includes, without limitation, (a) the execution of any documentation necessary to evidence the Company’s full rights in the Inventions; and (b) testimony, at the Company’s expense, evidencing the ownership of the Inventions by the Company. Recipient’s obligation to assist the Company with respect to proprietary rights relating to such Inventions in any and all countries will continue beyond the Termination Date, but the Company will compensate Recipient at a reasonable rate after such termination for time actually spent by Recipient at the Company’s request for such assistance.

14

12.              Records of Inventions. Recipient shall keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Inventions developed by Recipient or made by Recipient during the period of Recipient’s engagement by the Company, which records will be available to and remain at all times the sole property of the Company.

13.              Authorization to Act. In the event the Company is unable for any reason, after reasonable effort, to secure Recipient’s signature on any document needed in connection with the actions specified in the preceding paragraph, Recipient irrevocably designates and appoints the Company and its duly authorized officers and agents as Recipient’s agent and attorney in fact, which appointment is coupled with an interest to act for and in Recipient’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Recipient. Recipient hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Recipient now or may hereafter have for infringement of any proprietary rights assigned to the Company.

14.              Prior Inventions. Any improvements, inventions, creations, processes, know-how, data and ideas, patented or unpatented, that Recipient made prior to the commencement of Recipient’s employment with the Company are excluded from the scope of this Agreement and are described in Exhibit A (“Prior Inventions”), which is attached hereto and incorporated by reference herein. If disclosure of any Prior Invention(s) would cause Recipient to violate any prior confidentiality agreement or other agreement, Recipient will not describe it in Exhibit A, but will only disclose a cursory name for each, list the party(ies) to whom it belongs and state that full disclosure was not made for that reason. If no disclosure is attached, Recipient represents that there are no Prior Inventions.

15.              Return of Documents and Property. Upon the termination of Recipient’s employment with the Company, whether by Recipient or by the Company, for any reason, or at any time at the request of the Company, Recipient shall deliver to the Company any and all material containing or otherwise memorializing any Confidential Information, Third Party Information, or Inventions and any copies, notes or excerpts within Recipient’s possession, custody or control, whether in written, mechanical, electromagnetic, analog, digital or any other format or medium. Upon the termination of Recipient’s employment with the Company, Recipient shall also return any and all other property of the Company and equipment in its possession, custody or control.

16.              Indemnification. Recipient agrees to indemnify the Company and its officers, directors and agents (collectively, “Representatives”) from and against any and all claims, causes of action, damages, losses and costs (including reasonable attorneys’ fees) and liabilities of any nature which may at any time be asserted against or suffered by the Company or its Representatives, directly or indirectly, relating to or arising out of a breach of this Agreement by Recipient.

17.              Remedies; Attorneys’ Fees. Any violation by either party of the obligations or restrictions in this Agreement will cause the other party irreparable harm. Each party is entitled to protection from such violations, both actual and threatened, including protection by injunctive relief, in addition to other remedies available under law. All remedies for breach of this Agreement are cumulative and the pursuit of one remedy will not be deemed to exclude other remedies. The non-prevailing party in any lawsuit or legal proceeding seeking to enforce any of the terms of this Agreement agrees to pay all costs and attorney’s fees incurred by the prevailing party.

15

18.              Severability. Subject to the provisions of paragraph 20, in the event any one or more of the provisions contained in this Agreement are, for any reason, held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

19.              Judicial Modification. If a court of competent jurisdiction determines that the character, duration, geographic scope, activity or subject of any provision of this Agreement is unreasonable under the circumstances as they then exist, then Recipient agrees that it should be limited and reduced so as to be enforceable under the applicable law to assure the Company of the intended maximum benefit of this Agreement.

20.              Waiver. No waiver by the Company of any right under this Agreement will be construed as a waiver of any other right.

21.              Governing Law. This Agreement will be governed by and construed according to the laws of the State of Nevada, without regard to its conflict of laws rules.

22.              Assignability. This Agreement is not assignable by Recipient. The Company may assign this Agreement without notice to Recipient and without Recipient’s consent.

23.              Entire Agreement. This Agreement, and the Exhibits, schedules, and documents attached and referred to herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede all prior discussions between them. No modification or amendment to this Agreement will be effective unless in writing and signed by both parties. Recipient agrees that any subsequent change or changes in its duties or compensation will not affect the validity or scope of this Agreement.

24.              Opportunity to Consult with Independent Counsel. Recipient acknowledges that Recipient has read this Agreement and consulted with or had the opportunity to consult with legal counsel of Recipient’s choice concerning the terms, provisions, covenants and obligations set forth herein, and has been fully advised of the legal significance of the terms, provisions, covenants and obligations set forth in this Agreement.

[Signature Page Follows]

16

IN WITNESS WHEREOF, this Confidentiality, Non-Solicitation, Non-Compete and Assignment of Inventions Agreement has been executed and delivered by the parties as of the date first written above.

COMPANY:

CLEANSPARK, INC.,
a Nevada corporation

By: /s/ Zachary K. Bradford_____

Zachary K. Bradford, CEO

RECIPIENT:

/s/ Amer Tadayon_____________

AMER TADAYON

17

Exhibit 2

Lock-Up and Leak-Out and Release Agreement

[attached]

18

LOCK-UP AND LEAK-OUT AND RELEASE AGREEMENT

January 31, 2020

CleanSpark, Inc. Stockholder

RE:	CleanSpark, Inc. – P2K Labs, Inc. Transaction

Dear Stockholder:

Reference is made to that certain Stock Purchase Agreement, dated as of January 31, 2020 (the “Purchase Agreement”), by and among CleanSpark, Inc., a Nevada corporation (the “Company”) P2K Labs, Inc., a Nevada corporation (“P2K”), and its sole stockholder, the Company shall on the Closing Date (as defined in the Purchase Agreement), purchase all of the issued and outstanding shares of P2K’s common stock, and as a result of such transaction, P2K will be a wholly-owned subsidiary of the Company

Reference is also made to that certain Employment Agreement, dated as of January 31, 2020 (the “Employment Agreement”), by and between the Company and the undersigned.

This Lock-Up and Leak-Out and Release Agreement (this “Agreement”) is being delivered pursuant to Section 3.1(i) of the Purchase Agreement, and is attached as Exhibit 2 to the Employment Agreement.

In connection with the Purchase Agreement and Employment Agreement, the undersigned is agreeing to transfer all right, title and interest to any and all equity security, stock, stock option, warrant, or any right or option to purchase any equity security of P2K to the Company. In order to induce the Company to sell and issue (i) 95,699 shares of the Company’s common stock (“Common Stock”), par value $0.0001 per share, of which (a) 64,516 shall be in escrow subject to lock-up for one year from closing (the “Lock-Up Securities”), (b) and 31,183 shall be subject to the leak-out provisions below (the “Leak-Out Securities”) and (ii) shall grant the Options (as defined in the Employment Agreement) (together with the Lock-Up Securities, the Leak-Out Securities, the “Shares”), to the undersigned pursuant to the Purchase Agreement and Employment Agreement, and for other good and valuable consideration, the receipt of which are hereby acknowledged, the undersigned hereby agrees as follows:

1.                  The undersigned will not, without the prior written approval of the Company, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Lock-Up Securities held by the undersigned, including any securities acquired by the undersigned hereafter, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise. Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Common Stock or if such waiver would otherwise be in the best interests of the development of the trading market for the Common Stock.

19

2.                  Notwithstanding anything contained herein to the contrary, the undersigned may transfer the Shares (including the Lock-Up Securities once released from escrow) (any transferred being the “Permitted Transfer Shares”) (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees in writing to be bound by the restrictions set forth herein, and provided further, that any such transfer shall not involve a disposition for value, (iii) as part of a sale of 100% of the outstanding capital stock of the Company, or (iv) in one or more private transactions to a bona fide third-party purchaser not conducted through a trading market, provided that (A) the sale and transfer is effected in accordance with any applicable securities laws, and if requested by the Company, the undersigned shall have delivered an opinion of counsel reasonably acceptable to the Company to that effect, and (B) the proposed transferee agrees in writing that the provisions of this Agreement shall continue to apply to the transferred Shares in the hands of such proposed transferee.

3.                  Notwithstanding the foregoing, the Shares (including the Lock-Up Securities once released from escrow) shall be transferrable, in accordance with the following schedule (the “Leak-Out Schedule”):

Lock-Up Milestones:	Leak-Out Provisions:
1-year anniversary of the Closing Date (as defined in the Purchase Agreement)	The Undersigned may sell the Shares(including the Lock-Up Securities once released from escrow), including Permitted Transfer Shares, equal to ten percent (10%) of the daily dollar trading volume of the Company’s common stock on its principal market for the prior 30 days.

4.                  The undersigned agrees and consents to the entry of stock transfer instructions with the Company’s transfer agent and/or registrar against the transfer of the Shares except in compliance with the terms of this Agreement and, if desired by the Company, an appropriate legend describing this Agreement shall be imprinted on each stock certificate representing the Shares covered hereby.

5.                  The undersigned further acknowledges and agrees that the ability to sell the Shares in accordance with the Leak-Out Schedule is subject to state and federal securities laws including, but not limited to Rule 144, Rule 10b5-1 and other affiliate or insider selling restrictions, if applicable.

6.                  This Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

7.                  The undersigned understands and agrees that this Agreement shall be effective concurrently with and conditioned upon the closing of the Purchase Agreement.

[Signature Page Follows]

20

IN WITNESS WHEREOF, this Lock-Up and Leak-Out and Release Agreement has been executed and delivered by the parties as of the date first written above.

COMPANY:

CLEANSPARK, INC.,
a Nevada corporation

By: /s/ Zachary K. Bradford____

Zachary K. Bradford, CEO

AMER TADAYON

/s/ Amer Tadayon___________

(Signature)

AMER TADAYON_________

(Print Name)

21